                                                                   EXHIBIT 99.10

                 CONSENT OF A PERSON ABOUT TO BECOME A DIRECTOR

        The undersigned hereby consents to becoming a director of VERITAS Holding Corporation. The undersigned also consents to the use of his name in the VERITAS Holding Corporation Registration Statement on Form S-4.


                                                   /s/ JOSEPH RIZZI
Date:  March 29, 1999                   ----------------------------------------
                                                      Joseph Rizzi